EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Schering-Plough Corporation on Form S-8 of our reports dated February 12, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Schering-Plough Corporation for the year ended December 31, 1998 and of our report dated June 15, 1999, appearing in the Annual Report on Form 11-K of Schering-Plough Employees' Savings Plan for the year ended December 31, 1998.




/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Parsippany, New Jersey
September 10, 1999


50993-1